Exhibit (h8)
AMENDMENT to
TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AMENDMENT to TRANSFER AGENCY AND SERVICE AGREEMENT, effective as of December 16, 2014, by and among each of the entities listed on Appendix A hereto (each, a “Fund” and collectively, the “Funds”), TIFF INVESTMENT PROGRAM, INC., a Maryland corporation (“TIP”), on behalf of its series TIFF Multi-Asset Fund and TIFF Short-Term Fund (each, a “TIP Fund” and collectively, the “TIP Funds”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”).

WHEREAS, the Funds and Investors Bank & Trust Company (“IBT”) entered into a Transfer Agency and Service Agreement dated August 15, 2003 (as amended, modified, and supplemented through the date hereof, the “Transfer Agency Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Bank under the Transfer Agency Agreement;

WHEREAS, the Funds have requested that State Street amend the Transfer Agency Agreement again and State Street has agreed to do so as an accommodation to the Funds notwithstanding that as amended, the Transfer Agency Agreement is not identical to the form of transfer agency agreement customarily entered into by State Street as transfer agent, in order that the services to be provided to the Funds by State Street, as successor by merger to IBT, may be made consistently and predictably to the Funds;

WHEREAS, TIP is changing its form of organization and domicile by reorganizing into the Fund called TIFF Investment Program, a Delaware statutory trust (“TIP-DST”), consisting of two series, TIFF Multi-Asset Fund and TIFF Short-Term Fund (each, a “DST Fund” and collectively, the “DST Funds”); and

WHEREAS, TIP-DST wishes to retain State Street to render services as transfer agent, dividend disbursing agent and agent to the DST Funds on the same terms and conditions as provided in the Transfer Agency Agreement except as amended below, and State Street is willing to continue to render those services on the same terms and conditions as amended below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.      Amendments.

(a)
All references in the Transfer Agency Agreement to TIP and the TIP Funds shall hereafter be references to TIP-DST and the DST Funds, respectively.  TIP-DST and each DST Fund hereby assume all the rights and obligations of TIP and each TIP Fund, respectively, under the Transfer Agency Agreement and are hereby bound by all of the terms of the Transfer Agency Agreement.  The Transfer Agency Agreement, as amended hereby, will continue in full force and effect with respect to TIP-DST and each DST Fund.

(b)	Appendix A is hereby deleted in its entirety and replaced with Appendix A attached hereto, as the same may be amended from time to time.

2.           Miscellaneous.

(a)	Except as amended hereby, the Transfer Agency Agreement shall remain in full force and effect.

(b)
The Confidential Fee Schedule between TIP and State Street dated [October 1, 2014] shall remain in full force and effect; provided, however, that all references therein to TIP shall hereafter be references to TIP-DST.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(d)	The obligations of each party to the Transfer Agency Agreement and this Amendment shall be several and not joint.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

EACH TIFF Entity Listed on                                                                      State Street Bank and Trust Company
Appendix A Hereto

/s/ Dawn I. Lezon                                                                                         /s/ Michael F. Rogers
Signature                                                                                                       Signature

Dawn I. Lezon, Treasurer & CFO                                                              Michael F. Rogers, Executive VP
Print Name/Title                                                                                           Print Name/Title

TIFF Investment Program, Inc.
on behalf of its TIFF Multi-Asset Fund
and TIFF Short-Term Fund

/s/ Dawn I. Lezon
Signature

Dawn I. Lezon, Treasurer & CFO
Print Name/Title

APPENDIX A

FUNDS

TIFF INVESTMENT PROGRAM, on behalf of
TIFF SHORT-TERM FUND
TIFF MULTI-ASSET FUND

TIFF ABSOLUTE RETURN POOL
TIFF ABSOLUTE RETURN POOL II